Notes to Financial Statements

Subsequent Events

A special meeting of Shareholders of PBHG Advisor Funds, Inc.
was held on April 5, 1999 to vote on the following matters:

1.) To approve a new investment advisory agreement between
each of the Analytic Defensive Equity Fund, the Analytic Enhanced Equity Fund, the Analytic Master Fixed Income
Fund and the Analytic Short-Term Government Fund and
Analytic Investors, Inc.  The following were the results of the vote:
          Defensive	Enhanced	Master Fixed  Short-Term
          Equity 	Equity		Income        Government
          Fund	        Fund		Fund		Fund
          Shares 	Shares		Shares		Shares
          Voted:        Voted:		Voted:		Voted:
 For	   2,399,453	1,602,427	361,993	       390,536
 Against      46,394	    6,860	      0		 2,631
 Abstain      55,771	    9,751	  1,093		   519
 Total	   2,501,618	1,619,038	363,086	        393,686

2.) To elect John T. Bennett, Jr., Philip D. English, William A.
Humenuk, Norton H. Reamer, Peter M. Whitman, Jr., Nancy
J. Dunn and James P. Pappas to the Board of Directors of the Company. The following were the results of the vote:

           Defensive	Enhanced	Master Fixed  Short-Term
           Equity 	Equity		Income	      Government
           Fund		Fund		Fund	      Fund
           Shares 	Shares		Shares	      Shares
           Voted:	Voted:		Voted:        Voted:
 For	   2,437,110	1,607,320	357,859	      388,425
 Withheld     64,510	   11,720         5,227		5,262
 Total	   2,501,620	1,619,040	363,086	      393,687

3.) To ratify or reject the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants to the company for the fiscal year ending
December 31, 1999. The following were the results of the vote:

        Defensive	Enhanced	Master Fixed	Short-Term
        Equity 		Equity		Income	        Government
        Fund		Fund		Fund		Fund
        Shares 		Shares		Shares		Shares
        Voted:		Voted:		Voted:          Voted:
For	2,444,696	1,590,735	359,138	        391,056
Against    18,335	   17,371	  3,442	              0
Abstain    38,587	   10,993	    506	          2,631
Total	2,501,618	1,619,039	363,086	        393,687

In addition, to strengthen the association of the Funds with the UAM Funds, the name of the Company was changed to UAM
Funds, Inc. II.